                                                                      EXHIBIT 11


                 KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              Fiscal Years Ended
                                          -----------------------------------------------------------------------------
                                              March 29, 1997            March 30, 1996               April 1, 1995
                                          -----------------------------------------------------------------------------
                                                        Fully                      Fully                       Fully
                                            Primary     Diluted       Primary      Diluted      Primary      Diluted
                                          ----------   ----------    ---------   ----------   ----------    ----------
Net Earnings                              $   27,621   $   27,621    $  29,792   $   29,792   $   14,601    $   14,601
                                          ==========   ==========    =========   ==========   ==========    ==========
Weighted average number of common
 shares outstanding                           26,074       26,074       23,469       23,469       20,692        20,692

Excess of shares issuable upon
 exercise of stock options over shares
 deemed retired utilizing the treasury
 stock method                                  1,477        1,518        1,227        1,404          783           893
                                          ----------   ----------    ---------   ----------   ----------    ----------
                                              27,551       27,592       24,696       24,873       21,475        21,585
                                          ----------   ----------    ---------   ----------   ----------    ----------
Earnings per share                        $     1.00   $     1.00    $    1.21   $     1.20   $     0.68    $     0.68
                                          ==========   ==========    =========   ==========   ==========    ==========
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